Exhibit 99.1

SWISHER HYGIENE INC. ANNOUNCES CLOSING ON THE
SALE OF ITS U.S. OPERATIONS TO ECOLAB

CHARLOTTE, NC – November 2, 2015 – Swisher Hygiene Inc. (the “Company”) (NASDAQ: SWSH), a leading service provider of essential hygiene and sanitizing solutions, today announced that it has closed on the sale of its wholly owned U.S. subsidiary Swisher International, Inc., which comprise all of its remaining operating interests, to Ecolab Inc.

Additional information regarding the closing will be included in the Company's Current Report on Form 8-K.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:
Garrett Edson, ICR
Phone: (203) 682-8331

New Website:  www.swshinvestors.com